UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2010

URBAN OUTFITTERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	000-22754	23-2003332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 South Broad St, Philadelphia PA	19112-1495
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 454-5500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Tedford Marlow and Appointment of Steve Murray

On March 17, 2010, the Company announced that Tedford Marlow, age 58, President, Urban Outfitters Brand, will retire and be succeeded by Steve Murray effective April 12, 2010. Mr. Marlow is expected to remain with the Company through the spring of 2011 in the role of Executive Director of Business Development, focusing on international expansion and special projects.

Steve Murray will serve as Global President, Urban Outfitters Brand. Mr. Murray, age 49, joins the Company from VF Corporation, where he served as President, VF Action Sports Coalition since February 2009, overseeing the Vans and Reef brands. Prior to assuming that role, Mr. Murray was President of VF’s Vans brand from 2004 to 2009. Mr. Murray had been the Chief Marketing Officer for Vans, Inc. from 2002 to 2004 and Senior Vice President, International from 1998 to 2002. Prior to joining Vans, Inc., Mr. Murray held various leadership roles in the U.S. and abroad for Reebok International, LTD from 1991 to 1998. Mr. Murray holds a B.A. in Business Studies from Middlesex University.

Mr. Murray will be employed with the Company on an “at-will” basis, and will initially earn an annual base salary of $600,000. Mr. Murray will receive a signing bonus of $425,000. Mr. Murray will also receive relocation expenses of up to $75,000 plus applicable taxes. He will be eligible to participate in the Company’s Executive Incentive Plan, with an initial target maximum bonus potential of 120% of base salary (pro-rated for the first year of his employment with the Company). Management will recommend that the Compensation Committee of the Board of Directors grant Mr. Murray, following his start date, 200,000 non-qualified stock options to vest in three equal annual installments beginning on the third anniversary of the grant date, at a per share exercise price equal to a 10% price premium to fair market value of the Company’s common shares on the grant date. Management will also recommend that the Compensation Committee grant Mr. Murray, following his start date, 10,000 performance stock units subject to vesting January 31, 2011 based on the achievement of specific performance criteria to be established and approved by the committee.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 17, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN OUTFITTERS, INC.

Date: March 17, 2010	By:	/s/ Glen T. Senk
Glen T. Senk
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated March 17, 2010.